Exhibit 99.1

NEWS RELEASE

Toronto, Ontario (April 9th, 2009) - US GOLD CORPORATION (NYSE.A: UXG - TSX: UXG - Frankfurt: US8) advises that certain disclosure in the Company’s news release of February 12, 2009 which referenced previously published resource estimates disclosed contained ounces of gold for the Magistral Property and contained ounces of silver for the Palmarito Project, should have also included the figures for tonnage and grade for the various resource categories.

The information below sets out the resource data for the Magistral Property:

Tonnes	Grade (gpt)	Category	Ounces (gold)

6,924,000	1.89	measured	420,000 oz
2,380,000	1.58	indicated	121,000 oz
		Total:	541,000 oz

The information below sets out the resource data for the Palmarito Project:

Tonnes	Grade (gpt)	Category	Ounces (silver)

2,654,400	70.2	measured	5,991,500 oz
1,102,800	70.0	indicated	2,480,500 oz
		Total:	8,472,000 oz
1,591,100	65.5	Inferred:	3,349,000 oz

The Company also clarifies that the investor presentation dated February 25, 2009 on its website referenced contained ounces for the Tonkin Project, the Gold Bar Project, the Palmarito Project and the Magistral Project that combined inferred resources with measured and indicated resources, which is not permitted under National Instrument 43-101.  The Company has corrected this data.

Details of US Gold’s NI 43-101 resource estimates can be found at www.usgold.com or www.sedar.com.

 ABOUT US GOLD

US Gold Corporation is a United States based gold exploration company exploring in north-eastern Nevada and north-central Mexico. US Gold’s shares trade on the NYSE Amex and Toronto Stock Exchanges under the symbol UXG and on the Frankfurt Exchange under the symbol US8.

QUALIFIED PERSON

This news release has been viewed and approved by Steve Brown, Chief Geologist, who is a Qualified Person as defined by National Instrument 43-101.

Certain statements contained herein and subsequent oral statements made by and on behalf of the Company may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and include, without limitation, statements regarding the Company’s results of exploration, plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures. Factors that could cause actual results to differ materially include, among others, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”. Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

Note to U.S. Investors concerning estimates of Measured, Indicated and Inferred Resources.  We caution U.S. investors that while those terms are recognized and required by Canadian Securities Administrators pursuant to National Instrument 43-101, the U.S. Securities and Exchange Commission does not recognize these classification categories for U.S. reporting purposes.  As a result, the information contained herein relating to mineral resources may not be comparable to information publicly reported by U.S. companies. “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility.  It cannot be assumed that all or any part of an Inferred Mineral Resource will ever be upgraded to a higher category.  Under Canadian Securities Administration rules, estimates of Inferred Mineral Resources may not form the basis of feasibility or pre-feasibility studies.  U.S. investors are cautioned not to assume that part or all of an inferred resource exists, or is economically or legally minable.  U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves.

For further information contact:

Ian Ball VP, Mexico Tel: (647) 258-0395 Toll Free: (866) 441-0690 Fax: (647) 258-0408	Mailing Address 99 George Street, 3rd Floor Toronto, ON M5A 2N4 E-mail: info@usgold.com